Exhibit 10.7

                              OEM SUPPLY CONTRACT


Leo Motors Co., Ltd. (hereinafter called "X") and Chulin Home Tech Co., Ltd. (hereinafter called "Y") execute this contract under the following condition for OEM production of electric motor cycles (hereinafter called "Products").

Article  1  [Product]

X shall provide Y with product specifications such as size, color, design, packaging method, etc. of Products to be produced by OEM arrangement, and Y shall complete Products subject to such specifications and supply the same to X.

Article  2  [Delivery  Price]

1. The delivery price of Products shall be the price including transportation costs to the place designated by X, and shall be decided by separate consultation between X and Y.

2. The delivery price under the above Paragraph 1 may be changed by agreement between X and Y if necessary.

Article  3  [Delivery]

1. Y shall deliver Products to the place designated by X and within the designated delivery time.

2. When Y cannot deliver Products within the delivery time, Y shall immediately notify such fact to X and shall follow instruction of X.

Article  4  [Products  Inspection]

1. Y shall execute in-house inspection before delivery of Products in accordance with standard separately set by X and Y.

2. X may inspect Products at the factory of Y before delivery, and in such a case, Y shall cooperate with such inspection by X.

Article  5  [Trademark]

1. Y shall indicate trademark, logo, and other necessary matters of X on Products and package, etc. as instructed by X.

2. Y may not sell Products attaching trademark of X to a third party other than X, and use trademark or logo for purposes other than the same of this Contract.

Article  6  [Expected  Order  Placement  Quantity]

X expects to place order of Products exceeding 2,000 units per year to Y, and quantity to be delivered shall be decided by Order Placement Plan.

Article  7  [Individual  Contract]

1. X shall submit Expected Order Placement Plan to Y every 3 months one month before starting of relevant period during contract period hereof.

2. X shall place individual order on Y in accordance with Expected Order Placement Plan under the above Paragraph 1, and purchase Products subject to conditions of individual order consented by Y.

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Individual  purchase  order  shall  be  bound  by  this  Contract.

Article  8  [Defects]

1. Y shall not be held responsible for defects in Products manufactured based upon products specifications provided by X.

2. Y shall be responsible for defects in Products due to its own default, and defective Products shall be re-manufactured and delivered in accordance with instruction of X. All the expense incurred by such re-manufacture shall be borne by Y.

Article  9  [Payment]

Y shall invoice the price for delivered Products by end of every month, and X shall pay the same to Y by end of the next month.

Article  10  [Subcontract]

Y may not produce ordered Products by subcontracting to a third party unless there is a prior written consent by X.

Article  11  [Product  Liability]

When a third party including user of Products incurs damage due to Products delivered to X or in relation therewith, Y shall treat the same at its own total responsibility and may not impute any responsibility in relation therewith.

Article  12  [Industrial  Property  Right]

1. When disputes over industrial property right are incurred between Y and a third party in relation with Products, Y shall settle the same at its own responsibility, and when X incurs damages due to the same, Y shall indemnify such damages. Provided however that disputes over industrial property right due to specifications, design, or trademark designated by X shall be responsibility of X.

2.  This  clause shall be effective even after expiration of this Contract.

Article  13  [Confidentiality]

X and Y shall not divulge technology or secrets on the job of the other party known during performance of this Contract and individual contract for 3 years after expiration of this Contract as well as during the validity period hereof.

Article  14  [Suspension  of  Production]

When concluded that Products production by Y outstandingly shows slump or becomes impossible, Y shall notify to X the cause thereof by 3 months before suspension of production, and final order placement quantity and measures thereafter shall be consulted.

Article  15  [Termination]

When the following causes are incurred by X or Y, the other party may terminate all or part of this Contract and individual contract, and may claim indemnification of damages incurred thereby.

1. When violating clauses of this Contract and individual contract and failing to rectify such violation matters even after call notice over considerable period;

2. When receiving from supervisory authority dispositions such as suspension of business and

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cancellation  of  business  license  or  business  registration;

3. When entering liquidation by becoming subject to auction due to provisional attachment, temporary injunction, compulsory execution, or exercise of security right, etc. or becoming subject to bankruptcy, composition, or company reorganization, etc.; or

4.  When  causes  such  as  suspension  of  payment  or  insolvency,  etc.

Article  16  [Contract  Period]

The validity period hereof shall be 2 years as from execution date hereof. Provided however that this Contract shall be automatically renewed for 2 years unless contract expiration intent is notified in writing to the other party by X or Y.

Article  17  [Settlement  of  Disputes]

All disputes arising due to this Contract or in relation therewith shall be finally settled by arbitration by Korean Commercial Arbitration Board.

In witness whereof, X and Y prepare 2 copies of this Contract and retain one copy each thereof after respectively signing and affixing seal thereon.


                                 April 23, 2009




"X"  Address:  291-1  Hasangok-dong,  Hanam-si,  Gyeonggi-do
     Trade  Name:  Leo  Motors  Inc.
     Representative  Director:  Jung  Yong  Lee  (seal)

"Y"  Address:  Lot  8  Bloc  167,  733-7  Gojan-dong,  Namdong-gu,  Incheon
       Metropolitan  City
     Trade  Name:  Chulin  Home  Tech  Co.,  Ltd.
     Representative  Director:  Inchul  Han  (seal)